UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2021 (July 15, 2021)

LONGVIEW ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Delaware	001-40242	85-3650296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

767 Fifth Avenue, 44th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 812-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, $0.0001 par value, and one-fifth of one redeemable Warrant	LGV.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	LGV	The New York Stock Exchange
Redeemable Warrants, each whole Warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LGV WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On July 15, 2021, Longview Acquisition Corp. II (“Longview” or the “Company”), entered into a business combination agreement, by and among Longview, HF Halo Merger Sub, Inc., a wholly owned subsidiary of Longview (“Merger Sub”), and HeartFlow Holding, Inc. (“HeartFlow”) (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). The business combination was unanimously approved by Longview’s board of directors on July 15, 2021. If the Business Combination Agreement is approved by Longview’s stockholders and the transactions contemplated by the Business Combination Agreement are consummated, Merger Sub will merge with and into HeartFlow (the “Merger”), with HeartFlow surviving the Merger as a wholly owned subsidiary of Longview. In addition, upon the effectiveness of the Proposed Charter (as defined below), Longview will be renamed HeartFlow Group, Inc. and is referred to herein as “New HeartFlow” following the consummation of the transactions described below (collectively, the “Business Combination”).

The Business Combination

The Business Combination Agreement provides for, among other things, the following: (i) (a) on the closing date of the Business Combination (the “Closing Date”), Longview will file the proposed amended and restated certificate of incorporation to be adopted by Longview stockholders pursuant to the Business Combination Agreement (the “Proposed Charter”) with the Secretary of State of the State of Delaware, which will include, among other things, a reverse split of Longview Class A common stock (the “Reverse Stock Split”), such Proposed Charter to be effective simultaneous with the effective time of the Merger (the “Effective Time”) and (b) as a consequence of adopting the Proposed Charter, at the Effective Time, the governing documents of Longview will be amended and restated and become the Proposed Charter and the bylaws of New HeartFlow to be adopted pursuant to the Business Combination Agreement, and Longview’s name will be changed to “HeartFlow Group, Inc.”; (ii) the parties to the Business Combination Agreement will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware, pursuant to which Merger Sub will merge with and into HeartFlow at the Effective Time, with HeartFlow as the surviving corporation in the Business Combination and, after giving effect to the Merger, HeartFlow will be a wholly-owned subsidiary of New HeartFlow; (iii) as a consequence of the Merger, at the Effective Time, the governing documents of HeartFlow will be the governing documents of the surviving company; (iv) as a consequence of the Merger, as of the Effective Time, the directors and officers of HeartFlow as of immediately prior to the Effective Time will be the initial directors and officers of the surviving corporation, each to hold office in accordance with the governing documents of the surviving company, until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

Effect of the Business Combination on Existing Longview Equity

On the Closing Date, immediately following the effectiveness of redemptions of shares of Longview Class A common stock, if any, but prior to the Effective Time, Longview shall take the following actions: (i) cause the Reverse Stock Split to be effective and (ii) immediately thereafter, set a record date for a distribution to its stockholders as of such time pursuant to which Longview will distribute to such record holders, on a pro rata basis, an amount, not less than zero, equal to (a) $91,000,000, less (b) the aggregate dollar amount to be paid by Longview in connection with the redemptions of shares of Longview Class A common stock to the extent such redemptions are in excess of $25,000,000 (the “Return of Capital Distribution Amount”). The amount of the Reverse Stock Split will be determined by Longview and shall cause the outstanding number of shares of Longview Class A common stock to be the same number of shares of Longview Class A common stock that would be outstanding at such time, had the original initial public offering of Longview (after the exercise of any over-allotment option) been for an amount of shares equal to (i) 69,000,000 minus (ii) (x) the Return of Capital Distribution Amount, divided by (y) $10.00. The Return of Capital Distribution Amount will be paid by Longview immediately following the Closing. For the avoidance of doubt, the Longview record holders entitled to participate in such distribution shall be the stockholders of Longview prior to the Closing, but after the closing of any redemptions of shares of Longview Class A common stock.

As a consequence of the Business Combination, each of the holders of Longview Class B common stock that is issued and outstanding as of immediately prior to the Effective Time will automatically receive, on a one-for-one basis, shares of New HeartFlow common stock in accordance with the terms of the Current Charter. The Longview Class A common stock that is issued and outstanding as of immediately prior to the Effective Time will be reclassified into New HeartFlow common stock.

Consideration to HeartFlow Equity holders in the Business Combination

In connection with the Merger, on the Closing Date, immediately prior to the Effective Time, each share of HeartFlow preferred stock issued and outstanding at the Effective Time will automatically convert into one share of HeartFlow common stock. As a consequence of the Merger, at the Effective Time, (i) each share of HeartFlow common stock issued and outstanding as of immediately prior to the Effective Time will become the right to receive 3.523 shares of New HeartFlow Common Stock, rounded down to the nearest whole number of shares; and (ii) each option to purchase shares of HeartFlow common stock (“HeartFlow Options”), whether vested or unvested, that is outstanding and unexercised as of immediately prior to the Effective Time will be assumed by New HeartFlow and will automatically become an option (vested or unvested, as applicable) to purchase a number of shares of New HeartFlow common stock equal to the number of shares of HeartFlow common stock subject to such option immediately prior to the Effective Time multiplied by 3.523, rounded down to the nearest whole number of shares, at an exercise price per share equal to the exercise price per share of such option immediately prior to the Effective Time divided by 3.523 and rounded up to the nearest whole cent.

Repurchase Agreements

In connection with the execution of the Business Combination Agreement, HeartFlow has entered into repurchase agreements (the “Repurchase Agreements”) with certain holders of shares of HeartFlow common stock, pursuant to which HeartFlow may, in its sole discretion, repurchase at the Effective Time shares of HeartFlow common stock representing up to approximately $85,000,000 of aggregate repurchase payments. Prior to the Effective Time, HeartFlow anticipates that it may enter into additional Repurchase Agreements with holders of shares of HeartFlow common stock or HeartFlow Options representing up to an additional $25,000,000 of aggregate repurchase payments.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type. Longview has also agreed to take all action within its power as may be necessary or appropriate such that, immediately after the Effective Time, (i) the New HeartFlow board of directors will consist of seven directors, (ii) the members of the board of directors of New HeartFlow will include one individual designated by Longview (who shall qualify as “independent” under applicable New York Stock Exchange listing rules) and six individuals designated by HeartFlow pursuant to the Business Combination Agreement; (iii) the members of the New HeartFlow Compensation Committee, Audit Committee and Nominating Committee will be the individuals designated to such roles by HeartFlow pursuant to the Business Combination Agreement, and (iv) the individuals identified by HeartFlow pursuant to the Business Combination Agreement will become the officers of New HeartFlow. In addition, Longview has agreed to adopt an equity incentive plan and employee stock purchase plan, as described in the Business Combination Agreement.

Conditions to Each Party’s Obligations

The obligations of Longview and HeartFlow to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval of Longview’s stockholders, (iii) the approval of HeartFlow’s stockholders and (iv) after giving effect to the transactions contemplated by the Business Combination agreement, including the Forward Purchase (as defined below), Longview having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act of 1934, as amended) remaining immediately after the Effective Time.

In addition, the obligation of HeartFlow to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, (i) the aggregate cash proceeds available for release from Longview’s trust account (after giving effect to redemptions of shares of Longview Class A common stock, if any, and the Return of Capital Distribution Amount), together with the proceeds from the Forward Purchase, if any, equaling no less than $345,000,000, (ii) the approval by the New York Stock Exchange of Longview’s initial listing application in connection with the Business Combination and (iii) the New HeartFlow board of directors consisting of the number of directors, and comprising the individuals, as contemplated by the Business Combination Agreement.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination (the “Closing”), including, but not limited to, (i) by the mutual written consent of Longview and HeartFlow, (ii) by Longview, subject to certain exceptions, if any of the representations or warranties of HeartFlow are not true and correct or if HeartFlow fails to perform any of its respective covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of Longview could not be satisfied and the breach of such representations or warranties or failure to perform such covenants or agreements is not cured or cannot be cured within the earlier of (a) thirty (30) days after written notice thereof, and (b) February 15, 2022 (the “Termination Date”); (iii) by HeartFlow, subject to certain exceptions, if any of the representations or warranties made by Longview and Merger Sub (together, the “Longview Parties”) are not true and correct or if any Longview Party fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of HeartFlow could not be satisfied and the breach of such representations or warranties or failure to perform such covenants or agreements is not cured or cannot be cured within the earlier of (a) thirty (30) days after written notice thereof, and (b) the Termination Date; (iv) by either Longview or HeartFlow, if the transactions contemplated by the Business Combination Agreement have not been consummated on or prior to the Termination Date, unless the breach of any covenants or obligations under the Business Combination Agreement by the party seeking to terminate proximately caused the failure to consummate the transactions contemplated by the Business Combination Agreement; (v) by either Longview or HeartFlow, if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement and such order or other action has become final and nonappealable; (vi) by either Longview or HeartFlow, if the approval of the required transaction proposals is not obtained at the special meeting of Longview stockholders called to consider matters related to the Business Combination (the “Special Meeting”) (including any adjournment thereof); and (vii) by Longview, if HeartFlow does not deliver, or cause to be delivered to Longview, fully executed counterparts to the HeartFlow Transaction Support Agreement (as defined below) when required under the Business Combination Agreement.

The Business Combination is expected to close in the fourth quarter of 2021, following the receipt of the required approval by Longview’s stockholders and the fulfillment of other customary closing conditions.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Longview does not believe that these schedules contain information that is material to an investment decision.

HeartFlow Transaction Support Agreement

In connection with the execution of the Business Combination Agreement, certain HeartFlow stockholders (the “Supporting HeartFlow Stockholders”) entered into the transaction support agreement, dated as of July 15, 2021 (the “HeartFlow Transaction Support Agreement”), with Longview. Under the HeartFlow Transaction Support Agreement, each Supporting HeartFlow Stockholder agreed, among other things, to (i) execute and deliver to HeartFlow and Longview, as promptly as reasonably practicable (and in any event within two business days) following the time at which the Registration Statement on Form S-4 (the “Registration Statement”) filed in connection with the Business Combination is declared effective under the Securities Act, a written consent of such Supporting HeartFlow Stockholder approving the Business Combination Agreement, the related documents and the transactions contemplated thereby (including the Business Combination) and (ii) be bound by certain other covenants and agreements related to the Business Combination. The shares of HeartFlow capital stock that are owned by the Supporting HeartFlow Stockholders and subject to the HeartFlow Transaction Support Agreement represent over 61% of the outstanding voting power of HeartFlow common stock and preferred stock (on an as-converted basis). In addition, the HeartFlow Transaction Support Agreement requires the Supporting HeartFlow Stockholders to vote against and withhold consent with respect to a competing acquisition proposal.

The foregoing description of the HeartFlow Transaction Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the HeartFlow Transaction Support Agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, Longview Investors II LLC (the “Sponsor”), Brian Zied, Shaliness Sharma, Wesley Moore, Longview and HeartFlow entered into a sponsor letter agreement, dated as of July 15, 2021 (the “Sponsor Letter Agreement”), pursuant to which the Sponsor and each other holder of Longview Class B common stock has agreed to, among other things, (i) vote in favor of the transaction proposals (including the proposal to approve the Business Combination Agreement and the related transactions contemplated therein) at the Special Meeting, (ii) be bound by and subject to certain other covenants and agreements of the Business Combination Agreement, as if they were directly party thereto, (iii) waive any adjustment to the conversion ratio set forth in the governing documents of Longview or any other anti-dilution or similar protection with respect to the Longview Class B common stock (whether resulting from the transactions contemplated by the Business Combination Agreement, the Amended Forward Purchase Agreement (defined below) or otherwise), (iv) forfeit a number of shares of Longview Class B common stock determined by the formula set forth in the Sponsor Letter Agreement, (v) not redeem or otherwise exercise any right to redeem any of his, her or its Longview equity securities; and (vi) be bound by certain transfer restrictions with respect to his, her or its Longview equity securities prior to the Closing, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Letter Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.

Amended Forward Purchase Agreement

In connection with the execution of the Business Combination Agreement, on July 15, 2021, Longview, Glenview Capital Management, LLC (“Glenview”) and certain entities affiliated with Glenview (together, the “Forward Purchasers”) entered into an amendment to Longview’s existing forward purchase agreement, dated as of July 15, 2021 (as amended, the “Amended Forward Purchase Agreement”), pursuant to which the Forward Purchasers agreed to purchase from Longview a number of shares of Longview Class A common stock (the “Forward Purchase Shares”), at a purchase price of $10.00 per share, an aggregate dollar amount of shares equal to the sum of (A) the aggregate redemptions of shares of Longview Class A common stock (which amount shall not be greater than $25,000,000), and (B) twenty-five percent (25%) of such aggregate redemptions in excess of the first $200,000,000 paid out of the trust account to holders redeeming shares of Longview Class A common stock (which amount set forth in (B) shall not be greater than $25,000,000) (or more if determined by the Forward Purchasers, up to the aggregate amount of redemptions) (the “Forward Purchase”).

The foregoing description of the Amended Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amended Forward Purchase Agreement filed as Exhibit 10.3 hereto and incorporated by reference herein.

Investor Rights Agreement

In connection with the execution of the Business Combination Agreement, on July 15, 2021, Longview, the Sponsor, certain affiliates of Glenview (the “Sponsor Group Holders”) and the Supporting HeartFlow Stockholders entered into an investor rights agreement (the “Investor Rights Agreement”), pursuant to which, among other things, the Sponsor Group Holders and the Supporting HeartFlow Stockholders were granted certain registration rights with respect to their respective shares of New HeartFlow’s common stock on the terms and subject to the conditions therein. The Sponsor Group Holders and the Supporting HeartFlow Stockholders also agreed not to effect any sale or distribution of any equity securities of New HeartFlow held by any of them (except as set forth in the Investor Rights Agreement) during their respective lock-up periods. Each of the Supporting HeartFlow Stockholders agreed to not transfer any securities of New HeartFlow for the period ending on the earlier of (a) 180 days after the Closing, subject to certain customary exceptions, and (b) subsequent to the Closing, (x) if the last reported sale price of New HeartFlow’s common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 consecutive trading days after the Closing or (y) the date on which New HeartFlow completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of New HeartFlow’s public stockholders having the right to exchange their shares of New HeartFlow’s common stock for cash, securities or other property. In addition, each Sponsor Group Holder agreed to not transfer any securities of New HeartFlow (subject to certain exceptions described above) for the period ending on the earlier of (a) three years after the Closing, subject to certain customary exceptions, and (b) subsequent to the Closing, (x) if the last reported sale price of New HeartFlow’s common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 consecutive trading days commencing at least 150 days after the Closing; provided that all shares of common stock of New HeartFlow held by the Supporting HeartFlow Stockholders have been registered on an effective registration statement, or (y) the date on which New HeartFlow completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of New HeartFlow’s public stockholders having the right to exchange their shares of New HeartFlow’s common stock for cash, securities or other property.

Until the earlier of three years after the Closing and the date the Sponsor ceases to beneficially own more than 1% of the New HeartFlow commons stock, the Sponsor has a right to nominate one director to the New HeartFlow board of directors.

The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investor Rights Agreement filed as Exhibit 10.4 hereto and incorporated by reference herein.

Important Information about the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement/prospectus and a definitive proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as well as other documents filed with the SEC in connection with the proposed Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the proposed Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Longview Acquisition Corp. II, 767 Fifth Avenue, 44th Floor, New York, NY 10153, Attention: Mark Horowitz, Chief Financial Officer or to info@longviewacquisition.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company will be contained in the Registration Statement for the Business Combination, when available, and will be available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Longview Acquisition Corp. II, 767 Fifth Avenue, 44th Floor, New York, NY 10153, Attention: Mark Horowitz, Chief Financial Officer or to info@longviewacquisition.com. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

HeartFlow and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and HeartFlow’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and HeartFlow’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and HeartFlow’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the ability of Longview and HeartFlow prior to the Business Combination, and New HeartFlow following the Business Combination, to meet the closing conditions in the Business Combination Agreement, including due to failure to obtain approval of the stockholders of Longview and HeartFlow or certain regulatory approvals, or failure to satisfy other conditions to closing in the Business Combination Agreement; (2) the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against Longview and HeartFlow following the announcement of the Business Combination Agreement and the transactions contemplated therein, that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transactions contemplated therein to fail to close; (3) the inability to obtain or maintain the listing of the combined company’s Class A common stock on the New York Stock Exchange, as applicable, following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (5) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (6) costs related to the Business Combination; (7) changes in applicable laws or regulations or the healthcare industry; (8) the inability of the combined company to raise financing in the future; (9) the success, cost and timing of HeartFlow’s and the combined company’s product development activities, including market adoption of their current and future products; (10) the inability of HeartFlow or the combined company to obtain and maintain regulatory approval for their current or future products, and any related restrictions and limitations of any approved product; (11) the inability of HeartFlow or the combined company to build effective sales and marketing capabilities to support the combined company's growth strategy; (12) the inability of HeartFlow or the combined company to maintain HeartFlow’s existing customer, license, and collaboration agreements, and arrangements with commercial and government payers; (13) changes in existing or anticipated clinical guidelines, or the timing of adoption of positive clinical guidelines that support the use of HeartFlow's and the combined company's products; (14) the inability of HeartFlow or the combined company to compete with other companies marketing or engaged in the development of products that aid physicians in the evaluation and treatment of coronary artery disease; (15) the size and growth potential of the markets for HeartFlow’s and the combined company’s products, and each of their ability to serve those markets, either alone or in partnership with others; (16) the pricing of HeartFlow’s and the combined company’s products and reimbursement for medical procedures conducted using HeartFlow’s and the combined company’s products; (17) HeartFlow’s and the combined company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; (18) HeartFlow’s and the combined company’s financial performance; (19) the impact of COVID-19 on HeartFlow’s business and/or the ability of the parties to complete the Business Combination; and (20) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in the Company’s other filings with the SEC.

The Company cautions that the foregoing list of factors is not exclusive. The Company cautions investors not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of July 15, 2021, by and among Longview Acquisition Corp. II, HF Halo Merger Sub, Inc. and HeartFlow Holding, Inc.
10.1	Transaction Support Agreement, dated as of July 15, 2021, by and among Longview Acquisition Corp. II and certain stockholders of HeartFlow Holding, Inc.
10.2	Sponsor Letter Agreement, dated as of July 15, 2021, by and among Longview Investors II LLC, Longview Acquisition Corp. II and HeartFlow Holding, Inc.
10.3	Amendment Number 1 to Forward Purchase Agreement, dated as of July 15, 2021, by and between Longview Acquisition Corp. II, Glenview Capital Management, LLC and certain entities affiliated with Glenview Capital Management, LLC.
10.4	Investors’ Rights Agreement, dated as of July 15, 2021, by and among Longview Acquisition Corp. II, Longview Investors II LLC, certain HeartFlow stockholders, and certain affiliates of Glenview Capital Management, LLC.

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2021

LONGVIEW ACQUISITION CORP. II

By:	/s/ Mark Horowitz
Name:	Mark Horowitz
Title:	Chief Financial Officer